Exhibit 10.7

DA VINCI PURCHASER HOLDINGS LP

2020 CLASS B UNIT INCENTIVE EQUITY PLAN

1.    Purposes.

The purpose of the Da Vinci Purchaser Holdings LP 2020 Class B Unit Incentive Equity Plan is to advance the interests of the Company by providing a means to attract and retain qualified employees, consultants and directors upon whose efforts and judgment its success is largely dependent.

2.    Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)    “Award” means any award of Class B-Time-Vesting Units and/or Class B-Performance Units granted to an Eligible Recipient under the Plan.

(b)    “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(c)    “Company” means Da Vinci Purchaser Holdings LP, a Delaware Limited Partnership.

(d)    “Effective Date” has the meaning set forth in Section 6(j) below.

(e)    “Forfeited Unit” has the meaning set forth in Section 5(c) below.

(f)    “LP Agreement” means the Amended and Restated Limited Partnership Agreement of Da Vinci Purchaser Holdings LP, dated as of January 8, 2020, as amended from time to time.

(g)    “Participant” means an Eligible Recipient who has been granted an Award under the Plan.

(h)    “Plan” means this Da Vinci Purchaser Holdings LP 2020 Class B Unit Incentive Equity Plan, as amended from time to time in accordance with its terms.

(i)    “Section 409A” means Section 409A of the Code and any regulations and guidelines issued under Section 409A of the Code.

(j)     “Termination of Service”, unless otherwise defined in an applicable Award Agreement, means the termination of the Participant’s employment or other service relationship as a director or consultant with the Company and all of its Subsidiaries by which the Participant is engaged and following which the Participant no longer provides services as an employee, consultant or director of the Company or any of its Subsidiaries. A Participant engaged by a Subsidiary of the Company shall also be deemed to incur a Termination of Service if the Subsidiary of the Company ceases to be such a Subsidiary and the Participant does not immediately thereafter become an employee, consultant or director of the Company or another Subsidiary of the Company. Absences from employment or service because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries shall not be considered a Termination of Service. For the avoidance of doubt, a transfer of an employee, consultant or director from the Company to any Subsidiary of the Company, or from any Subsidiary of the Company to the Company or any other Subsidiary of the Company, shall not be considered a Termination of Service.

Capitalized terms used but not otherwise defined in this Plan shall have the meanings set forth in the LP Agreement.

3.    Administration.

(a)    Authority of the Board of Managers. The Plan shall be administered by the Board of Managers, and the Board of Managers shall have full authority to take the following actions, in each case subject to and consistent with the provisions of the Plan and the LP Agreement:

(i)    to select Eligible Recipients to whom Awards may be granted;

(ii)    to determine the type and number of Awards to be granted, the terms and conditions of any Award to be granted under the Plan, and all other matters to be determined in connection with any such Award;

(iii)    to determine whether, to what extent, and under what circumstances an Award to be granted may be canceled, forfeited, exchanged, or surrendered;

(iv)    to prescribe the form of each Award Agreement, which need not be identical for each Eligible Recipient;

(v)    to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Board of Managers may deem necessary or advisable to administer the Plan;

(vi)    to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder;

(vii)    to accelerate the vesting of all or any portion of any Award; and

(viii)    to make all other decisions and determinations as may be required under the terms of the Plan or as the Board of Managers may deem necessary or advisable for the administration of the Plan.

(b)    Manner of Exercise of Board of Managers Authority. The Board of Managers shall have sole discretion in exercising its authority under the Plan and shall exercise such authority in good faith. The express grant of any specific power to the Board of Managers, and the taking of any action by the Board of Managers, shall not be construed as limiting any power or authority of the Board of Managers otherwise granted to the Board of Managers. The Board of Managers may delegate to other members of the Board of Managers or officers or managers of the Company or any of its Subsidiaries the authority to perform administrative functions, subject to such terms as the Board of Managers shall determine.

(c)    Limitation of Liability. Each member of the Board of Managers shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any of its Subsidiaries, the Company’s independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Board of Managers, and no officer or employee of the Company acting on behalf of the Board of Managers, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board of Managers and any officer or employee of the Company acting on their behalf shall be fully indemnified and protected by the Company to the extent permitted by law with respect to any such action, determination, or interpretation.

4.    Units Subject to the Plan.

(a)    Subject to adjustment as provided in Section 4(b), (i) the total number of Class B-Time-Vesting Units reserved for issuance in connection with Awards under the Plan shall be 1,123,803 and (ii) the total number of Class B-Performance Units reserved for issuance in connection with Awards under the Plan shall be 1,123,803. Each Forfeited Unit shall revert to the Company and shall become available to the Company to re-issue (and upon such re-issuance shall no longer constitute a Forfeited Unit).

(b)    In the event that the Board of Managers shall in good faith determine that any dividend, distribution, recapitalization, Unit split, reverse Unit split, reorganization, merger, consolidation, exchange of Units or other similar corporate transaction or event affects the Units outstanding at that time such that an adjustment to the number or type of property or securities in respect of such Units, vesting conditions applicable to such Units or otherwise is appropriate in order to prevent dilution or enlargement of the rights of Eligible Recipients under the Plan, then the Board of Managers shall make such adjustments as it deems in good faith to be equitable and appropriate and in such manner as prescribed in Section 11.5 of the LP Agreement to the extent applicable. The Board of Managers may also equitably adjust the number of Class B-Time-Vesting Units and Class B-Performance Units reserved for issuance pursuant to Section 4(a) in the event of any such transaction or event.

5.    Terms of Awards.

(a)    General. All Awards are granted on and subject to the terms and conditions set forth in the LP Agreement and the Participants shall have the rights and be subject to the restrictions set forth in the LP Agreement, the Plan and the applicable Award Agreement.

(b)    Vesting. Each Award Agreement shall set out the terms and conditions under which an Award shall be eligible to become vested.

(c)    Treatment of Unvested Units upon Termination of Service. In the event that any Participant shall for any reason incur a Termination of Service, any Unvested Units shall be forfeited automatically (each such Unit, a “Forfeited Unit”), except as may otherwise be expressly set forth in the applicable Award Agreement or unless the Board of Managers determines otherwise. No allocations of Profits or Losses shall be made with respect to Forfeited Units, and no distributions shall be made in respect of Forfeited Units in each case, following such forfeiture.

(d)    Restrictions on Transfer. Except as provided in the LP Agreement or in an applicable Award Agreement or as otherwise permitted by the Board of Managers, no Participant may Transfer any Unit issued under the Plan (or any interest in such Unit) and any such Transfer shall be void and unenforceable against the Company or any of its Affiliates.

6.    General Provisions.

(a)    Compliance with Legal Requirements. The Plan, the granting of Awards, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any stock exchange, regulatory or governmental agency as may be required.

(b)    No Right to Continued Employment or Service. Neither the Plan nor any action taken under the Plan shall be construed as giving any individual the right to be retained in the employ or service of the Company or any of its Subsidiaries, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries to terminate any individual’s employment or other service relationship at any time.

(c)    Taxes. The Company or any Subsidiary of the Company is authorized to withhold from any payment relating to an Award under the Plan, or any payroll or other payment to an Eligible Recipient, amounts of withholding taxes due in connection with any transaction involving an Award, and to take such other action as the Board of Managers may in good faith deem advisable to enable the Company and Eligible Recipients to satisfy obligations for the payment of withholding tax obligations relating to any Award.

(d)    Changes to the Plan and Awards. The Board of Managers may amend, alter, suspend, discontinue, or terminate the Plan or the Board of Managers’ authority to grant Awards under the Plan without the consent of the Partners of the Company (subject to the terms of the LP Agreement) or the Participants. Without the written consent of an affected Participant, however, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially adversely affect the rights of such Participant under any Award granted to such Participant (including tax consequences).    The Board of Managers may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award. Without the written consent of a Participant, however, no amendment, alteration, suspension, discontinuation or termination of any Award may materially adversely affect the rights of such Participant under any Award granted to such Participant (including tax consequences).

(e)    New Partners from the Issuance of Units; Section 83(b) Election. In order for a Participant to be admitted as a Partner of the Company, such Participant shall execute and deliver to the Company a counterpart signature page to the LP Agreement and shall make the representations and warranties set forth in Section 4.4 of the LP Agreement as of the date of such Participant’s admission to the Company. Unless the Board of Managers determines otherwise, as a condition subsequent to the issuance of any Award, the Participant will be required to make a timely valid election under Section 83(b) of the Code.

(f)    No Rights to Awards; Non-Uniform Determinations. No Eligible Recipient shall have any claim to be granted any Award under the Plan, and the Board of Managers’ determinations under the Plan need not be uniform and any such determinations may be made by it selectively among Eligible Recipients.

(g)    Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board of Managers nor its submission to the Partners of the Company for approval shall be construed as creating any limitations on the power of the Board of Managers to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(h)    Not Compensation for Benefit Plans. No Award payable under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its employees unless the Company shall determine otherwise.

(i)    Governing Law. All issues and questions concerning the application, construction, validity, interpretation and enforcement of the Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(j)    Effective Date. The Plan shall become effective as of January 8, 2020 (the “Effective Date”).

(k)    Section 409A. The Plan and Awards issued under the Plan are intended to be exempt from Section 409A. However, to the extent any Awards are subject to Section 409A, it is intended that the Plan and Awards issued thereunder will comply with Section 409A and the Plan and such Awards shall be interpreted on a basis consistent with such intent.

(l)    Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

(m)    Conflicts. The Plan is subject to the LP Agreement, the terms and provisions of which are incorporated in this Plan by reference. In the event of a conflict between any term or provision contained in this Plan, in an Award Agreement and/or in the LP Agreement, the applicable terms and provisions of the LP Agreement will govern and prevail (unless explicitly provided otherwise in the Award Agreement), and then the Award Agreement will govern and prevail.

(o)    Non-US Participants. Notwithstanding any provision of the Plan or any Award Agreement to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Subsidiaries operate or engage any employees or other service providers, the Board of Managers, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan, (ii) determine which Persons outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Participants outside the United States to comply with applicable foreign laws: and (iv) establish subplans and modify the terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices). For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision of the United States.